                                                          Exhibit No. EX. 99.a.2

                                THE OLSTEIN FUNDS

                              OFFICER'S CERTIFICATE

THE  UNDERSIGNED,  Treasurer  of The  Olstein  Funds,  (the  "Trust") a Delaware
statutory  trust  registered  as  a  management  investment  company  under  the
Investment  Company  Act of 1940,  as  amended,  does  hereby  certify  that the following  resolutions  designating two classes of shares of the Trust were duly adopted at the  meeting of the Board of  Trustees  of the Trust held on July 29,
1999,  all in accordance  with the laws of the State of Delaware and pursuant to
Article III,  Sections 1, 5 and 6 of the Trust's  Agreement and  Declaration  of
Trust  ("Declaration  of Trust"),  and that such resolutions are incorporated by reference into the Declaration of Trust in accordance with Article III,  Section
6 thereof:

     RESOLVED,  that an initial  class of shares of  beneficial  interest of the
     Olstein  Financial  Alert Fund  series of the Trust (the  "Fund") is hereby established and designated as the "Class C" shares and an unlimited  number of the authorized shares of beneficial interest of the Fund,  including all of the  currently  issued and  outstanding  shares of the Fund,  are hereby allocated and classified as Class C shares of the Fund; and it is further

     RESOLVED,  that a second class of shares of beneficial interest of the Fund is hereby  established  and designated as the "Adviser Class" shares and an unlimited  number of the  authorized  shares of beneficial  interest of the
     Fund are hereby  allocated  and  classified  as Adviser Class shares of the
     Fund; and it is further

     RESOLVED,  that the Class C and  Adviser  Class  shares  of the Fund  shall represent  proportionate interests in the same portfolio of investments and shall have the same preferences, conversion or other rights, voting powers, restrictions,  limitations  as to  dividends,  qualifications,  or terms or conditions of redemption, all as set forth in the Agreement and Declaration of Trust of the Trust, except for the differences hereinafter set forth:

     1. The dividends and  distributions of investment  income and capital gains with  respect to Class C and Adviser  Class  shares of the Fund shall be in such  amounts as may be declared  from time to time by the Board,  and such dividends and  distributions may vary with respect to either class from the dividends and  distributions  of  investment  income and capital gains with respect  to  shares  of the other  class of the Fund to  reflect  differing allocations  of the  expenses of the Fund among the shares of such  classes and any  resultant  difference  among the net asset values per share of the shares of such  classes,  to such extent and for such purposes as the Board may deem appropriate. The allocation of investment income and capital gains and expenses  and  liabilities  of the Fund among the two classes  shall be determined  by the Board in a manner that is  consistent  with the Multiple
     Class Plan.

     2. Except as may  otherwise be required by law  pursuant to any  applicable order,  rule or interpretation  issued by the U.S.  Securities and Exchange
     Commission,  or  otherwise,  the holders of Class C an Adviser Class shares shall have (i) exclusive voting rights with respect to any matter submitted to a vote of  shareholders  that  affects  only  holders  of  shares of the particular  class,  including  without  limitation,  the  provisions of any distribution  and/or  shareholder  servicing plan adopted  pursuant to Rule
     12b-1 under the 1940 Act  applicable  to shares of that class,  and (ii) no voting  rights with respect to the  provisions of any  distribution  and/or shareholder  servicing  plan  applicable to any other class of the Fund, or with regard to any other matter  submitted to a vote of shareholders  which does not affect holders of the particular class.

     IN WITNESS  WHEREOF,  I have  hereunto  set my hand as such  officer of the
Trust as of the 26th day of October, 2007.

                                              THE OLSTEIN FUNDS

                                              /s/Michael Luper
                                              Michael Luper
                                              Treasurer

Filed with the minutes of the proceedings of the Trust this 26th day of October,
2007.